FORTE AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into as of the 19th day of January, 2007, between TRIBEWORKS, INC., a Delaware corporation, (the “Company”) and FORTE FINANCE LIMITED (“Forte”).

INTRODUCTORY PROVISIONS

A. Company, BLive Networks Inc. (“BLive”), Petroleum Corporation of Canada Limited (“Petroleum Corp.”), Forte and certain other parties have executed that certain Asset and Stock Purchase Agreement, a copy of which is attached hereto as Exhibit A, dated as of January 19, 2007, (the “Purchase Agreement”);

B. Pursuant to the Purchase Agreement, the Company is to provide Forte with one hundred fifty thousand (150,000) shares (“PP Shares”) of its common stock as an M&A advisory fee;

C. The PP Shares shall be held in escrow by an escrow agent to be mutually agree upon by the parties (the “Escrow Agent”) to satisfy certain potential indemnifiable claims as provided in Section 6.1 (subject to the limitations in Section 5 of this Agreement) of the Purchase Agreement; and

D. All capitalized terms used herein but not defined shall have the particular meanings ascribed thereto in the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the promises and mutual covenants contained in the Purchase Agreement and contained herein, the parties hereto agree as follows:

1. Accredited Investors. Forte represents and warrants that Forte and the person signing on its behalf represent and warrant that either (i) all owners of equity interests in Forte meet the following qualifications: (a) have a personal net worth or joint net worth with his spouse in excess of $1,000,000, or (b) have individual income (not joint income with his spouse) in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years and (in either case) has a reasonable expectation of reaching the same income level in the current year, and he has no reason to anticipate any change in personal circumstances, financial or otherwise, that may cause or require any resale of their respective PP Shares or the shares or warrants issued in connection with the Purchase Agreement or (ii) Forte otherwise qualifies as an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Purchasers may rely on the foregoing statement to the extent necessary and may show this Purchase Agreement to other parties to the extent necessary.

2. Conflict of Interest. Forte has informed and notified all entities they are affiliated with of commissions to be received and of possible conflicts of interest that may result from the transactions contemplated by the Purchase Agreement or this Agreement.

3. Registered Broker.  Forte represents and warrants that Forte is receiving 150,000 shares of Common Stock of the Company as an M&A advisory fee and confirms that it is not a registered broker as that term is defined in the Securities Exchange Act of 1934.

4. Establishment of Escrow Shares. One hundred fifty thousand (150,000) shares of Common Stock shall be held in escrow by Hughes and Luce, LLP or another independent escrow agent (the “Escrow Agent”) to satisfy certain potential indemnifiable claims as provided in Section 6.1 of the Purchase Agreement (subject to the limitations in Section 5 below) and will be released as set forth below, pursuant to an “Escrow Agreement”, in substantially the same form attached as Exhibit B.

5. Indemnity by Forte. Forte agrees to indemnify and hold harmless the Company from and against any and all damages, losses, claims, liabilities, assessments, judgments, taxes, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys’ fees and expenses incurred in investigating, preparing for and participating in any litigation, action or proceeding, including any litigation, action or proceeding brought to enforce the terms and provisions of Section 6.1 of the Purchase Agreement) that arise out of any failure of any of the representations or warranties made by Forte or BLive under Section 4.5, Section 4.6, Section 4.7, or Section 4.8 of the Purchase Agreement to be true and accurate at the time as of which they are made and until one year from the date of this Agreement. Forte’s liability under this Section 5 shall be limited to losses resulting from third party claims against Tribeworks and the maximum of Forte’s liability under this Section 5 and under the “Escrow Agreement”, in substantially the same form attached as Exhibit B in aggregate shall not exceed the value of the PP Shares held in escrow.

6. Multiple Counterparts; Facsimile Signature. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required or may be executed by facsimile copy. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart or facsimile. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this instrument to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to another counterpart identical thereto except having attached to it additional signature pages. This Agreement may be executed by facsimile copy and any such facsimile copy bearing the facsimile signature of any party hereto shall have full legal force and effect and shall be binding against the party having executed this Agreement by facsimile.

7. Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and delivered to the person to whom the notice is directed, either in person (e.g. hand delivery by courier or overnight delivery), by facsimile transmittal (“fax”) or by United States mail, registered or certified, postage fully prepaid, return receipt requested. Notices delivered in person or by fax shall be effective upon receipt thereof. Any notice given by fax will be effective only in the event the same notice is also given in any other manner permitted by this Section 12; but if any notice given by fax is effective, it will be effective on the date the fax is sent. Notices delivered by mail shall be effective (except where receipt is specified in this Agreement) upon deposit in a regularly maintained receptacle for the United States mail, registered or certified, postage fully prepaid, addressed to the addressee at its address set forth below or at such other address as such party may have specified theretofore by notice delivered in accordance with this Section and actually received by the addressee:

If to Indemnitor:                                              Forte Finance Limited
192 Old Bakery Road
Valleta, Malta VLT 08
Attn: Stephen Fowler
Facsimile: (360) 945-2112

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If to the Company:                                         Tribeworks, Inc.
2001 152nd Avenue NE
Redmond, Washington 98052
Attn: Peter B. Jacobson, CEO
Facsimile: (425) 818-8832

With a copy (which shall not                         I. Bobby Majumder, Esq.
constitute notice) to:                                       Hughes & Luce, LLP
1717 Main Street
Suite 2800
Dallas, Texas 75201
Telephone: 214-939-5945
Telecopier: 214-939-5849

8. Delivery of Shares. Following the release from escrow of the PP Shares they shall be sent to:

Bank Sal Oppenhein in favor of Forte Finance Limited.
Uraniastrasse 28
CH-8022 Zurich
Switzerland

9. Applicable Laws. This Agreement and the transactions contemplated hereunder shall be governed under the laws of the State of Delaware.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date first written above.

TRIBEWORKS, INC.

By:
Peter B. Jacobson
Chief Executive Officer

FORTE FINANCE LIMITED

By:

Name:

Title:

[Signature Page to Agreement with Forte Finance Limited]

EXHIBIT A

PURCHASE AGREEMENT

EXHIBIT B

INDEMNIFICATION ESCROW AGREEMENT